                                       CONSENT



Board of Directors
United Community Financial Corp.
275 Federal Plaza West
Youngstown, OH 44503

Gentlemen:

          We hereby consent to the use of our firm's name in the Registration Statement on Form S-4 (the "Registration Statement") filed by United Community Financial Corp. ("UCFC") with the Securities and Exchange Commission for registration of up to 1.7 million shares of its common stock, each without par value (the "Shares"), in connection with UCFC's acquisition of Butler Wick Corp., to the statements with respect to our firm appearing under the heading "Legal matters" in the Prospectus/Proxy Statement which is included in the Form S-4 (the "Prospectus"); to the reference to our firm name under the heading "The Merger - Income tax consequences" in the Prospectus/Proxy Statement; and to the filing of our opinions which concern tax matters and the legality of the Shares being registered, as exhibits to the Form S-4.


                              Very truly yours,



                              Vorys, Sater, Seymour and Pease LLP


Cincinnati, Ohio
June 3, 1999